Calculation of Filing Fee Tables

424(h)

(Form Type)

Barclays Dryrock Funding LLC
(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant:  0001551964

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Series 2023-2 Class A Asset-Backed Notes	457(s)	$750,000,000	100%	$750,000,000	0.0001476	$110,700
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$750,000,000		$110,700
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$110,200(3)
	Net Fee Due							$500.00

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(1)	The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (Nos. 333-264933 and 333-264933-01).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	A total registration fee of $134,995 was previously paid in connection with the preliminary prospectus filed by the registrant pursuant to Rule 424(h) on April 12, 2023. That offering was not completed and the registration fee was used to offset an offering related to the preliminary prospectus filed by the registrant pursuant to Rule 424(h) on April 18, 2023. $110,200 of such previously paid registration fee and $1,000,000,000 unsold Asset-Backed Securities remain following the completion of that offering. The entirety of the $110,200 previously paid registration fee will be offset against the registration fee due in connection with the total offering amount.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Barclays Dryrock Funding LLC	424(h)	333-264933-01	April 18, 2023		$110,200	Asset-Backed Securities	Series 2023-1 Floating Rate Asset Backed Notes	$1,000,000,000	$1,000,000,000
Fee Offset Sources	Barclays Dryrock Funding LLC	424(h)	333-228394-02		April 12, 2023						$110,200

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(4)	A total registration fee of $134,995 was previously paid in connection with the preliminary prospectus filed by the registrant pursuant to Rule 424(h) on April 12, 2023. That offering was not completed and part of the registration fee was used to offset an offering, that has since been completed, related to the preliminary prospectus filed by the registrant pursuant to Rule 424(h) on April 18, 2023. $100,200 of that registration fee remained after the completion of such offering.